MEGOLA
Environmental Solutions

CERTIFICATE OF CORPORATE RESOLUTION

AUTHORIZING STOCK CONVERSION

I, Joel Gardner, President of Megola Inc., organized and existing under the laws of the State of Nevada and having its principal place of business at 704 Mara St., Suite 111, Point Edward, ON Canada, hereby certify that the following is a true copy of a resolution adopted by the Board of Directors of the Corporation at a meeting convened and held on September 3, 2010 at which a quorum was present and voting throughout and that such resolution is now in full force and effect and is in accordance with the provisions of the charter and by-laws of the Corporation.

> RESOLVED: That the Corporation has approved the conversion, through RBC Dominion Securities, of 7,031,800 Restricted Common Shares of Megola Inc., (MGON) to 70,318 shares of Megola Inc. Series B Preferred Stock;
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> RESOLVED FURTHER: That the Directors signed below are hereby authorized and directed to certify to any interested party that this resolution has been duly adopted, is in full force and effect, and is in accordance with the provisions of the charter and by-laws of the Corporation.

I further certify that this Corporation is duly organized and existing, and has the power to take the action called for by the foregoing resolution.

DIRECTORS

[signature] Joel Gardner, President	03/09/2010 Date
[signature] Daniel Gardner, Treasurer	03/09/2010 Date
[signature] Darryl Germain, Director	Sep. 3/10 Date

Witness my hand seal of this corporation on this 3 day of 09 (month), 2010 (year).

MEGOLA INC. CORPORATE SEAL Since 2003 Nevada Corporation